EX-10.10

Subscription Agreement

                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

          SUBSCRIPTION AGREEMENT, dated as of December 23, 2004 (this
"Agreement"), among GS Capital Partners 2000, L.P. ("Goldman Onshore"), GS
Capital Partners 2000 Offshore, L.P. ("Goldman Offshore"), GS Capital Partners
2000 GmbH & Co. Beteiligungs KG ("Goldman KG"), GS Capital Partners 2000
Employee Fund, L.P. ("Goldman Employee") and Goldman Sachs Direct Investment
Fund 2000, L.P. ("Goldman Direct" and, together with Goldman Onshore, Goldman
Offshore, Goldman KG and Goldman Employee, "Goldman") and CSA Acquisition Corp.,
a Delaware corporation (the "Company").

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 16, 2004, as amended as of December 3, 2004 (the "Purchase
Agreement"), by and among Cooper Tire & Rubber Company, a Delaware corporation
("Cooper"), Cooper Tyre & Rubber Company UK Limited, a company organized under the laws of England and Wales (together with Cooper, the "Sellers") and the
Company, the Company will purchase equity interests held by the Sellers in the
Sold Companies (the "Transaction"); and

          WHEREAS, on the terms and subject to the conditions set forth below,
Goldman desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to Goldman, the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such
     Person. The term "control" means, with respect to any Person, the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to remain closed.

          "Closing" has the meaning set forth in Section 3 below.

          "Closing Date" has the meaning set forth in Section 3 below.

                                                                               2

          "Common Stock" has the meaning set forth in the preamble hereto.

          "Company" has the meaning set forth in the preamble hereto.

          "Cooper" has the meaning assigned to such term in the preamble hereto.

          "Goldman" has the meaning assigned to such term in the preamble hereto.

          "Goldman Direct" has the meaning assigned to such term in the preamble hereto.

          "Goldman Employee" has the meaning assigned to such term in the preamble hereto.

          "Goldman KG" has the meaning assigned to such term in the preamble hereto.

          "Goldman Offshore" has the meaning assigned to such term in the preamble hereto.

          "Goldman Onshore" has the meaning assigned to such term in the preamble hereto.

          "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether international, supranational, national, federal, state or local, or any agency or instrumentality thereof, or any court or regulatory (including a stock exchange or other self-regulatory body) authority or agency.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
     1976, as amended, and the rules and regulations promulgated thereunder.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

          "Purchase Agreement" has the meaning set forth in the preamble hereto.

          "Purchase Price" has the meaning set forth in Section 2 below.

          "Registration Rights Agreement" means the Registration Rights
     Agreement, substantially in the form of Exhibit B hereto.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Sellers" has the meaning assigned to such term in the preamble hereto.

          "Stockholders Agreement" means the Stockholders Agreement
     substantially in the form of Exhibit A hereto.

                                                                               3

          "Transaction" has the meaning set forth in the preamble hereto.

          2. Subscription for and Purchase of the Common Stock. Pursuant to the
terms and subject to the conditions set forth in this Agreement, Goldman hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Goldman, on the Closing Date 1,590,000 shares of Common Stock (the
"Shares") having an aggregate purchase price equal to $159,000,000 (the
"Purchase Price"). For purposes of this Agreement, the price per share of Common
Stock shall be $100, subject to adjustments in respect thereof for any stock dividends, combinations, splits or the like subsequent to the date hereof and prior to the Closing. Of the total number of Shares to be so acquired by
Goldman, the portion of the Shares of Common Stock to be acquired by each of
Goldman Onshore, Goldman Offshore, Goldman KG, Goldman Employee and Goldman
Direct shall be 899,797 shares by Goldman Onshore, 326,952 shares by Goldman
Offshore, 37,609 shares by Goldman KG, 285,892 shares by Goldman Employee and
39,750 shares by Goldman Direct.

          3. The Closing. The closing (the "Closing") of the issuance and sale of the Shares shall take place on the day (the "Closing Date") of, and simultaneously with, the consummation of the Transaction pursuant to the
Purchase Agreement. The Closing shall occur at the offices of Simpson Thacher &
Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as the parties may mutually agree. At the Closing, the following shall occur:

          (a) Goldman shall deliver to the Company the Purchase Price payable by delivery to the Company of such amount by a single wire transfer of immediately available funds as consideration for all of the Shares to be issued hereunder; and

          (b) the Company shall duly issue the Shares to be received by Goldman and shall deliver to Goldman stock certificates representing the Shares purchased by Goldman consistent with the apportionment described in Section
     2.

          4. Stockholders Agreement and Registration Rights Agreement. On the
date of consummation of the Transaction pursuant to the Purchase Agreement,
Goldman and the Company shall execute and deliver the Stockholders Agreement and the related Registration Rights Agreement.

          5. Representations and Warranties of the Company. The Company
represents and warrants to Goldman as follows:

          (a) (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this
     Agreement and to perform its obligations hereunder, and (ii) this Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms;

          (b) the Shares to be issued to Goldman pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly and validly issued and, upon receipt by the Company of the Purchase Price therefor, will be fully paid and

                                                                               4

     nonassessable with no personal liability attached to the ownership thereof and will not be subject to any preemptive rights and restrictions on transfer other than under applicable securities laws, the terms of this
     Agreement and the Stockholders Agreement;

          (c) the execution, delivery and performance by the Company of this
     Agreement will not (i) conflict with the certificate of incorporation or by-laws of the Company, (ii) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound, (ii) violate any United States federal or state law, rule or regulation applicable to the Company or (iv) require any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any Governmental
     Body;

          (d) immediately after giving effect to the transactions pursuant to the Purchase Agreement, including equity issued in connection therewith on the date of the closing thereunder, the capitalization of the Company shall be substantially as set forth on Exhibit C hereto; and

          (e) the transactions contemplated by this Agreement do not violate any
     "blue sky" or other securities law of any jurisdiction or require the
     Company to file a registration statement with the SEC or apply to qualify any securities under the "blue sky" or other securities law of any jurisdiction.

          6. Representations and Warranties of Goldman. Each of Goldman Onshore,
Goldman Offshore, Goldman KG, Goldman Employee and Goldman Direct represents and warrants to the Company as follows:

          (a) (i) each of Goldman Onshore, Goldman Offshore, Goldman KG, Goldman
     Employee and Goldman Direct is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (ii) each of this Agreement has been duly authorized, executed and delivered by each of Goldman Onshore, Goldman
     Offshore, Goldman KG, Goldman Employee and Goldman Direct and is valid, binding and enforceable against each of Goldman Onshore, Goldman Offshore,
     Goldman KG, Goldman Employee and Goldman Direct in accordance with its terms;

          (b) the execution, delivery and performance by Goldman of this
     Agreement will not (i) conflict with the organizational documents of
     Goldman Onshore, Goldman Offshore, Goldman KG, Goldman Employee or Goldman
     Direct, (ii) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Goldman Onshore, Goldman Offshore, Goldman KG, Goldman
     Employee or Goldman Direct is a party or by which Goldman Onshore, Goldman
     Offshore, Goldman KG, Goldman Employee or Goldman Direct is bound or (iii)
     except for compliance with the applicable requirements of the HSR Act, require any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any
     Governmental Body;

                                                                               5

          (c) Goldman is acquiring the Shares for investment and solely for its own account and not with a present view to, or for resale in connection with, the distribution or other disposition thereof;

          (d) Goldman has been advised by the Company that:

               (i)  the offer and sale of the Shares have not been registered under the Securities Act;

               (ii) there is no established market for the Shares and it is not anticipated that there will be any public market for the
                    Shares in the foreseeable future;

               (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any
                    securities of the Company;

               (iv) when and if shares of the Shares may be disposed of without registration under the Securities Act in reliance on Rule
                    144, such disposition can be made only in limited amounts in accordance with the terms and conditions of Rule 144;

               (v)  if the Rule 144 exemption is not available, the offer or sale of the Shares without registration will require
                    compliance with some other exemption under the Securities
                    Act;

               (vi) a restrictive legend in the form heretofore set forth in the
                    Stockholders Agreement shall be placed on the certificates representing the Shares; and

               (vii) a notation shall be made in the appropriate records of the
                    Company indicating that the Shares are subject to
                    restrictions on transfer and, if the Company should at some time in the future engage the services of a securities
                    transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

          (e) (i) Goldman's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for its current needs and personal contingencies, and can afford to suffer a complete loss of its investment in the Shares; (ii) Goldman's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Shares; (iii) Goldman understands that the
     Shares are a speculative investment which involves a high degree of risk of loss of its investment therein, there are substantial restrictions on the transferability of the Shares, and, on the Closing Date and for an
     indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for Goldman to liquidate its investment in case of emergency or otherwise; (iv) Goldman understands and has taken cognizance of all the risk factors related to the purchase of the Shares, and, other

                                                                               6

     than as set forth in this Agreement, no representations or warranties have been made to Goldman or its representatives concerning the Shares or the
     Company or their prospects or other matters; (v) Goldman has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the
     Company and its subsidiaries, the Transaction, the Purchase Agreement and the terms and conditions of the purchase of the Shares and to obtain all additional information which Goldman or its representatives deems necessary; (vi) in making its decision to purchase the Shares hereby subscribed for, Goldman has relied upon independent investigations made by it and, to the extent believed by it to be appropriate, its representatives, including its own professional, financial, tax and other advisors; and (vii) Goldman is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

          (f) Goldman has acquired an understanding of the Company and its business. Goldman has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Company and its business which
     Goldman deems necessary to evaluate the merits and risks related to its investment in the shares of Common Stock.

          7. Covenants of the Company and Goldman.

          (a) Further Assurances. Each of the parties shall, and shall cause their respective Affiliates under their control to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          8. Conditions Precedent to Closing. The obligations of the Company and
Goldman to consummate the Closing are subject to the satisfaction or written waiver by both the Company and Goldman on or prior to the Closing Date of the following conditions:

          (i)  the Transaction shall have been consummated pursuant to the
               Purchase Agreement; and

          (ii) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Body of competent jurisdiction shall be in effect, having the effect of making the purchase of the Shares by Goldman and the other transactions contemplated hereby illegal or otherwise prohibiting consummation thereof.

          9. Miscellaneous.

          (a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c)
     five (5) days after

                                                                               7

     having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

          (1) If to the Company:

          CSA Acquisition Corp.
          c/o The Cypress Group L.L.C.
          65 East 55th Street
          New York, New York 10022
          Attn: David P. Spalding
          Telecopy: (212) 705-0199

          and

          GS Capital Partners 2000, L.P.
          85 Broad Street
          New York, New York 10004
          Attn: Gerald Cardinale
          Telecopy: (212) 357-5505

          with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, New York 10017
          Attn: William E. Curbow
          Telecopy: (212) 455-2502

          and

          Fried, Frank, Harris, Shriver & Jacobson LLP
          One New York Plaza
          New York, New York 10004
          Attn: Steven J. Steinman
          Telecopy: (212) 859-4000

          (2) If to Goldman:

                                                                               8

          GS Capital Partners 2000, L.P.
          GS Capital Partners 2000 Offshore, L.P.
          GS Capital Partners 2000 GmbH & Co. Beteiligungs KG
          GS Capital Partners 2000 Employee Fund, L.P.
          Goldman Sachs Direct Investment Fund 2000, L.P.
          c/o GS Capital Partners 2000, L.P.
          85 Broad Street
          New York, New York 10004
          Attn: Gerald Cardinale
          Telecopy: (212) 357-5505

          with a copy to:

          Fried, Frank, Harris, Shriver & Jacobson LLP
          One New York Plaza
          New York, New York 10004
          Attn: Steven J. Steinman
          Telecopy: (212) 859-4000

          (b) Amendment and Waiver.

          (i)  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (ii) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective against a party to this Agreement only if it is made or given in writing and signed by such party.

          (c) Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                                                               9

          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (f) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          (g) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT
     SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
     NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN
     SUCH STATE. Any claim arising out of or relating to this Agreement may be instituted in Federal or State court in the State of New York (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

          (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including Permitted Transferees (as defined in the
     Stockholders Agreement) of Goldman. Unless otherwise specifically provided for herein, this Agreement is not assignable.

          (i) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                         CSA ACQUISITION CORP.

                                         By: /s/ Allen J. Campbell
                                             -----------------------------------
                                             Name: Allen J. Campbell
                                             Title: Vice President

                     Subscription Agreement - Goldman Sachs

                                         GS CAPITAL PARTNERS 2000, L.P.

                                         By: GS Advisors 2000, L.L.C., its
                                             general partner

                                         By: /s/ Goldman Sachs
                                             -----------------------------------
                                             Name: Goldman Sachs
                                             Title: Managing Member

                                         GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

                                         By: GS Advisors 2000, L.L.C., its
                                             general partner

                                         By: /s/ Goldman Sachs
                                             -----------------------------------
                                             Name: Goldman Sachs
                                             Title: Managing Member

                                         GS CAPITAL PARTNERS 2000 GMBH & CO.
                                         BETEILIGUNGS KG

                                         By: Goldman Sachs Management GP GmbH,
                                             its general partner

                                         By: /s/ Goldman Sachs
                                             -----------------------------------
                                             Name: Goldman Sachs
                                             Title: Managing Member

                                         GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                                         L.P.

                                         By: GS Employee Funds 2000 GP, L.L.C.,
                                             its general partner

                                         By: /s/ Goldman Sachs
                                             -----------------------------------
                                             Name: Goldman Sachs
                                             Title: Managing Member

                                         GOLDMAN SACHS DIRECT INVESTMENT FUND
                                         2000, L.P.

                                         By: GS Employee Funds 2000 GP, L.L.C.,
                                             its general partner

                                         By: /s/ Goldman Sachs
                                             -----------------------------------
                                             Name: Goldman Sachs
                                             Title: Managing Member

                     Subscription Agreement - Goldman Sachs

                                                                       Exhibit C

                         POST-TRANSACTION CAPITALIZATION
                            OF CSA ACQUISITION CORP.

                                                         PRO FORMA COMMON
                                                      STOCK OWNERSHIP AS OF        SHARES
STOCKHOLDER                                             DECEMBER 23, 2004     SUBSCRIBED FOR*
-----------                                           ---------------------   ---------------

Cypress Merchant Banking Partners II L.P.                 1,508,152.1964                0

Cypress Merchant B II C.V.                                   64,113.9394                0

55th Street Partners II L.P.                                 14,553.8642                0

Cypress Side-by-Side LLC                                           3,180                0

GS Capital Partners 2000, L.P.                                   899,797                0

GS Capital Partners 2000 Offshore, L.P.                          326,952                0

GS Capital Partners 2000 GmbH & Co. Beteiligungs KG               37,609                0

GS Capital Partners 2000 Employee Fund, L.P.                     285,892                0

Goldman Sachs Direct Investment Fund 2000, L.P.                   39,750                0

James S. McElya                                                   10,000            5,000**

S.A. Johnson                                                       2,000            3,000

Kenneth L. Way                                                         0            2,500

Larry J. Beard                                                         0        3,227.725

Allen J. Campbell                                                      0        3,038.985

Paul C. Gilbert                                                        0         3,009.07

Edward A. Hasler                                                       0         2,709.33

Gary T. Phillips                                                       0         3,029.93

James W. Pifer                                                         0         3,454.03

Michael C. Verwilst                                                    0         2,598.83

Helen T. Yantz                                                         0         1,024.77

*    Shares referred to in this column will be purchased after the date hereof pursuant to Subscription Agreements entered into as of the date hereof.

**   At the option of the Stockholder, the maximum number of shares such
     Stockholder may purchase may be increased to 12,000.